Contact: Robert E. Rout

Senior Executive Vice President,

Chief Financial Officer and Secretary

TO BE RELEASED:

9:00 a.m., Monday, April 16, 2007

S&T Bancorp, Inc. Announces Earnings

Indiana, Pennsylvania - S&T Bancorp, Inc. (NASDAQ: STBA) today announced net income of $13.3 million or $0.52 diluted earnings per share for the quarter ended March 31, 2007, compared to net income of $14.2 million or $0.54 diluted earnings per share for the first quarter of 2006. The decrease in net income and earnings per share is primarily due to relatively flat net interest income, higher provision for loan losses and increased noninterest expense.

Annualized return on average equity for the quarter ended March 31, 2007 was 15.90 percent, as compared to 16.20 percent for the quarter ended March 31, 2006 and 15.37 percent for the full year 2006. Annualized return on average assets was 1.62 percent in the quarter ended March 31, 2007, compared with 1.80 percent for the first quarter of 2006 and 1.64 percent for the full year 2006.

James C. Miller, S&T chairman and chief executive officer, commented, "Earnings growth remains a challenge in this unusual interest rate environment, with short-term interest rates higher than long-term interest rates. This inverted yield curve scenario is a difficult one for financial institutions that rely on net interest income as a significant component of revenue. We were, however, able to show some modest improvement in net interest income this quarter due to strong commercial loan growth and restructuring of core deposit products. Our people continue to do an outstanding job of working through this difficult period by growing our core business through both organic and de novo branching activities."

Net interest income on a fully taxable equivalent basis increased by $0.3 million, or 1 percent, to $29.4 million for the first quarter of 2007, as compared to the same period of 2006. The net interest margin on a fully taxable equivalent basis was 3.84 percent, 3.80 percent and 3.94 percent for the quarters ending March 31, 2007, December 31, 2006 and March 31, 2006, respectively.

Earning assets have increased $115.7 million over the past 12 months, primarily driven by a $139.7 million, or 7 percent, increase in commercial lending and a $46.0 million, or 8 percent, increase in consumer lending. Investment securities were reduced by $70.1 million over the same 12-month period, as the risk/reward opportunities for leveraging activities have been significantly reduced by an inverted yield curve.

Deposits increased $106.7 million, or 4 percent, during the 12-month period, providing core funding for loan growth. Miller added, "Core deposit growth has been an important strategic initiative for us through the expansion of retail facilities, providing excellent cash management services to commercial customers and the ongoing enhancements to deposit products and delivery systems such as electronic banking." During the first quarter of 2007, S&T restructured the Green Plan and Plan B high yield savings accounts to a new, non-indexed, S&T Cash Management Account to allow S&T to continue core deposit growth that better complements shifting interest rate sensitivity.

Noninterest income, excluding investment security gains, decreased $0.2 million for the first quarter of 2007 as compared to the first quarter of 2006. The decrease is primarily due to a change in accrual methodologies that had the effect of increasing Wealth Management revenues by $0.4 million in the first quarter of 2006. Revenues from debit and credit cards, insurance and mortgage banking increased during the first quarter of 2007 as compared to the same period of 2006, offset by slightly lower revenue from deposit services.

Net investment security gains for the first quarter of 2007 were $1.7 million, a slight decrease from the $1.8 million for the same period of 2006. Included in the investment security gains for the first quarter 2007 is a $0.1 million loss recognized from the fair market value adjustment on a bank equity holding as an other-than-temporary impairment in accordance with FSP 115-1 and FAS 124-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments." The equity securities portfolio has a market value of $51.0 million and net unrealized gains of $12.0 million as of March 31, 2007, as compared to $65.2 million and $19.2 million at March 31, 2006.

Noninterest expense increased $0.7 million, or 4 percent, for the first three months of 2007, as compared to the 2006 period. $0.4 million of the increase is staff related as a result of the effect of year-end merit increases, incentive accruals and medical plan costs, offset by the reduction of 14 full-time equivalent staff. Occupancy and equipment expense increased $0.2 million during the quarter as a result of several new facilities placed into service over the past 12 months. The efficiency ratio, which measures recurring noninterest expense to noninterest income, excluding security gains, plus recurring net interest income on a fully taxable equivalent basis, was 46 percent and 45 percent for the quarters ended March 31, 2007 and March 31, 2006, respectively.

Net loan charge-offs for the first quarter 2007 were relatively modest at $0.1 million, or 0.01 percent of average loans on an annualized basis, compared to 0.11 percent in the first quarter of 2006 and 0.49 percent for the full year 2006. Net charge-offs for 2006 were affected by three significant troubled commercial loans; two of those troubled credits, classified as nonperforming assets, have combined remaining loan balances of $7.3 million and are believed to be adequately collateralized; the third loan was fully resolved in 2006.

The provision for loan losses was $2.2 million, $0.8 million and $1.5 million for the quarters ending March 31, 2007, December 31, 2006 and March 31, 2006, respectively. The increased provision for loan losses in the first quarter 2007 is primarily due to loan growth and a specific reserve established for a $1.7 million loan relationship to a construction servicing company that recently encountered financial difficulties.

Miller said, "We continue to be very aggressive in dealing with potential problem loans. Asset quality is especially important for our growing commercial relationships since these loans tend to be larger, can be complex and, by their nature, may take longer to resolve when a problem manifests itself."

 The allowance for loan losses was 1.29 percent of total loans at the end of the first quarter of 2007, as compared to 1.25 percent at December 31, 2006 and 1.47 percent at March 31, 2006. Nonperforming assets were $20.5 million or 0.61 percent of total assets at March 31, 2007, as compared to $20.4 million or 0.61 percent of total assets at December 31, 2006 and $16.2 million or 0.50 percent of total assets at March 31, 2006.

 S&T Bancorp, Inc. declared a common stock quarterly dividend of $0.30 per share on March 19, 2007 which is payable on April 25, 2007 to shareholders of record as of March 30, 2007. This dividend represents a 3 percent increase over the $0.29 per share quarterly dividend declared a year ago and a 4 percent projected annual yield utilizing the March 30, 2007 closing market price of $33.04.

The S&T Board of Directors previously authorized a stock buyback program for 2006 of up to one million shares, or approximately 4 percent of shares outstanding. During 2006, S&T repurchased 999,000 shares under this program at an average cost of $34.20 per share. On October 16, 2006, the S&T Bancorp, Inc. Board of Directors authorized a new stock buyback program until September 30, 2007 of an additional one million shares with 534,200 shares repurchased under this plan during the fourth quarter of 2006 and first quarter of 2007 at an average cost of $32.82 per share.

Headquartered in Indiana, PA, S&T Bancorp, Inc. operates 48 offices within Allegheny, Armstrong, Blair, Butler, Cambria, Clarion, Clearfield, Indiana, Jefferson and Westmoreland counties. With assets of $3.4 billion, S&T Bancorp, Inc. stock trades on the NASDAQ Global Select Market System under the symbol STBA.

This information may contain forward-looking statements regarding future financial performance which are not historical facts and which involve risks and uncertainties. Actual results and performance could differ materially from those anticipated by these forward-looking statements. Factors that could cause such a difference include, but are not limited to, general economic conditions, change in interest rates, deposit flows, loan demand, asset quality, including real estate and other collateral values, and competition. This information should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K for S&T Bancorp, Inc. and subsidiaries.